                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): AUGUST 21, 1998




                            CERULEAN COMPANIES, INC.
             (Exact name of registrant as specified in its charter)




          Georgia                            333-2796                              58-2217138
(State or other jurisdiction         (Commission File Number)                   (I.R.S. Employer
     of incorporation)                                                         Identification No.)

3350 Peachtree Road, N.E., Atlanta, Georgia                                             30326
(Address of principal executive offices)                                            (Zip Code)


        Registrant's telephone number, including area code (404) 842-8000


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS


On September 3, 1997, a lawsuit (the "Lawsuit") was filed in the Superior Court of Fulton County by Plaintiffs Let's Get Together, Inc.; Statewide Independent Living Council of Georgia, Inc.; Living Independence for Everybody, Inc.; Aids Survival Project, Inc.; Women's Policy Education Fund, Inc.; Disability Connections - The Middle Georgia Center for Independent Living, Inc.; Physicians for a National Health Program, Inc.; Campaign for a Prosperous Georgia, Inc.; and Friends and Survivors Standing Together, Inc. (collectively, the "Plaintiffs") on behalf of themselves and a class putatively composed of all other 501(c)(3) organizations in Georgia seeking, among other things, to invalidate a Georgia statute upon which certain aspects of the conversion of Blue Cross and Blue Shield of Georgia, Inc. ("BCBSGA") from a not for profit corporation to a business corporation were based. The complaint named BCBSGA, a subsidiary of Cerulean Companies, Inc. (the "Company"), the Company and the Commissioner of Insurance of the State of Georgia as defendants. An additional, similar request for declaratory ruling was filed with the Georgia Insurance Department on September 3, 1997.

The Plaintiffs' claims related to the conversion of BCBSGA from a non-profit entity to a for-profit entity which occurred as part of a Plan of Conversion submitted to a public hearing November 21, 1995, and approved by the Georgia Commissioner of Insurance in an order dated December 27, 1995. The complaint sought to have the fair market value of the assets of BCBSGA as of December 27, 1995, plus interest from December 27, 1995, placed in a public trust for the use and benefit of a class of non-profit charitable organizations. On October 2, 1997, the Georgia Insurance Department denied the Plaintiffs' request for declaratory ruling, which decision the Plaintiffs appealed. On October 13, 1997, the Company and BCBSGA filed a motion to dismiss the Lawsuit. Oral argument was held on January 12, 1998.

On July 8, 1998, the Company entered into a stipulation and agreement of settlement of the Lawsuit (the "Stipulation") subject to the approval of the Superior Court of Fulton County, Georgia (the "Court"). Under the terms of the Stipulation, the Company will endow a new non-profit foundation for the advancement of health care for all Georgians with $1.0 million in cash, and common stock and warrants for non-voting preferred stock in the Company aggregating 20% of the total equity in the Company after their issuance. The exercise price for the warrants is $21.0 million. On August 17, 1998, six individuals, including two shareholders, filed a motion to intervene in the lawsuit and an objection to the settlement. A settlement hearing was held on August 20, 1998 to determine, among other things, if the terms and conditions of the Stipulation were fair and reasonable and should be approved by the Court.

On August 21, 1998, the Court denied the motion to intervene and entered a final order approving the settlement as set forth in the Stipulation. Upon the expiration of all appeal periods, the Order will become effective.

                            CERULEAN COMPANIES, INC.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CERULEAN COMPANIES, INC.
                                               Registrant



Date:    August 27, 1998                By: /s/John A. Harris
                                            ------------------------------------
                                            John A. Harris, Treasurer



Date:    August 27, 1998                By: /s/Hugh J. Stedman
                                            ------------------------------------
                                            Hugh J. Stedman, Secretary